Exhibit 99.1

March 21, 2013

Media Relations Contact:

Andrew Shane

972/453-6473

andrew.shane@supermedia.com

Investor Relations Contact:

Cliff Wilson

972/453-6188

cliff.wilson@supermedia.com

SuperMedia Announces Fourth Quarter and Full Year 2012 Results

2012 Year-end Summary

•                  Dex One merger transaction on course

•                  Operating income of $440 million and operating margin of 32.5 percent

•                  Operating revenue of $1,354 million

•                  Total debt reduced by $303 million during 2012

DALLAS — SuperMedia (NASDAQ:SPMD) today announced its financial results for the fourth quarter and full year 2012.

“Our merger with Dex One remains on track and we expect to close the transaction in the first half of 2013,” said Peter McDonald, president and CEO of SuperMedia. “The transaction represents an opportunity to improve the combined companies’ positioning for growth, quality and productivity and results in a strengthened balance sheet.

“As I look back at the last few years, I’m pleased with our efforts and results from a cost control perspective. Looking forward, we will continue to aggressively manage the new company’s cost structure, and will focus on top line results. The success of Dex Media will come down to our ability to execute on our strategy of helping businesses grow by using a complete suite of social, local and mobile marketing solutions.”

Merger Update

SuperMedia and Dex One Corporation (“Dex”) announced the execution of a definitive agreement to combine in a stock-for-stock merger of equals on August 21, 2012.(1) On March 17, 2013, each of SuperMedia and Dex and all of their domestic subsidiaries filed a voluntary “pre-packaged” bankruptcy petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), each

(1)  “Dex One and SuperMedia Will Combine to Create a National Provider of Social, Local and Mobile Marketing Solutions” Press Release

seeking relief pursuant to a prepackaged plan of reorganization under the provisions of chapter 11 of title 11 of the United States Code.  The bankruptcy petition seeks the Bankruptcy Court’s approval of the prepackaged plan in order to effect the proposed merger.

The prepackaged plans are an alternative means by which to consummate the proposed merger.  Under the merger agreement, the transaction may be completed through Chapter 11 reorganization if either SuperMedia or Dex is unable to obtain its stockholders’ approval of the merger agreement or unanimous lender approval of certain amendments (the “financing amendments”) to SuperMedia’s and Dex’s respective credit agreements.

On March 13, 2013, stockholders of Dex and SuperMedia voted to approve and adopt the proposed merger in the event that both SuperMedia and Dex were able to obtain unanimous lender approval of the transaction.  Also on March 13, 2013, stockholders and lenders of Dex and SuperMedia voted to accept the prepackaged plan in the event that they were unable to obtain unanimous lender approval of the transaction and, alternatively, elected to effect the transaction through Chapter 11 cases.

Neither Dex nor SuperMedia obtained the unanimous lender approval required to effect the transaction outside of court.  Accordingly, on March 17, 2013, SuperMedia’s board of directors authorized SuperMedia management to file a voluntary bankruptcy petition in order to seek approval of the prepackaged plan and the completion of the merger.

There can be no assurance that the Bankruptcy Court will confirm the prepackaged plans in a timely manner.  While operating under bankruptcy, the Company’s operations will be subject to oversight by the Bankruptcy Court, which could lead to uncertainties as to the realization of assets and satisfaction of obligations in the normal course of business.

Fourth Quarter Financial Results

Operating revenue was $312 million in 4Q 2012, a decline of $72 million or 18.8 percent compared with the same quarter last year.

Operating income was $105 million in 4Q 2012, an increase of $13 million or 14.1 percent compared with the same quarter last year.

Operating income margin was 33.7 percent in 4Q 2012, compared with 24.0 percent for 4Q 2011.

Net income was $45 million in 4Q 2012, a decline of $93 million or 67.4 percent compared with the same quarter last year, which included the early extinguishment of debt of $116 million in 4Q 2011.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes proposed merger transaction costs and the amortization of the deferred gains/losses related to other post-employment benefit plans was $117 million in 4Q 2012, a decline of 15.8 percent compared with Q4 2011 adjusted EBITDA of $139 million, which excludes severance costs and facility exit costs in 2011.

Adjusted EBITDA margin, a non-GAAP measure, was 37.5 percent in 4Q 2012, a 130 basis point improvement from 36.2 percent in the same quarter last year.

Total expenses, excluding depreciation and amortization, merger transaction costs, the amortization of the deferred gains/losses related to the post-employment benefit plans, severance costs, a non-recurring vendor settlement, facility exit costs, and a non-cash impairment charge, were $195 million, compared with 4Q 2011 expenses of $245 million, a reduction of $50 million or 20.4 percent.

Advertising sales(2) declined 19.1 percent, compared with a decline of 15.9 percent reported for the same period last year.

2012 Full Year Financial Results

Operating revenue was $1,354 million for the full year 2012, a decline of $288 million or 17.5 percent compared to 2011.

Operating income was $440 million in 2012, compared with an operating loss of $596 million in 2011, which included a non-cash impairment charge of $1,003 million associated with a write down of goodwill in 3Q 2011.

Operating income margin was 32.5 percent in 2012, compared with a negative 36.3 percent in 2011.

Net income for 2012 was $223 million, including a $51 million non-taxable gain on early extinguishment of debt, compared with a net loss of $771 million in 2011, which included the after-tax impact of a goodwill impairment change of $997 million and a $116 million non-taxable gain on early extinguishment of debt.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, which excludes the gains realized on early extinguishment of debt, merger transaction costs, the amortization of the deferred gains/losses related to other post-employment benefit plans, as well as severance costs, was $546 million in 2012, a decline of 9.3 percent compared with adjusted EBITDA of $602 million for 2011 which excludes severance costs, a non-recurring vendor settlement, facility exit costs, gains realized on early extinguishment of debt, and a non-cash impairment charge associated with a write down of goodwill.

Adjusted EBITDA margin, a non-GAAP measure, was 40.3 percent compared in 2012 with 36.7 percent for full year 2011, a 360 basis point improvement.

Total expenses, excluding depreciation and amortization, merger transaction costs, the amortization of the deferred gains/losses related to the post-employment benefit plans, severance costs, a non-recurring vendor settlement, facility exit costs, and a non-cash impairment charge, were $808 million in 2012, compared with $1,040 million in 2011, a reduction of $232 million or 22.3 percent.

Free cash flow for 2012, a non-GAAP measure, was $275 million, representing cash provided by operating activities of $288 million, less capital expenditures (including capitalized software) of $13 million.

In 2012, SuperMedia reduced indebtedness under its loan agreement by $303 million.  SuperMedia’s total indebtedness at December 31, 2012 was $1.442 billion.

(2)  Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

The Company’s cash balance on December 31, 2012, was $105 million.

Advertising sales(3) declined 18.9 percent, compared with a decline of 16.5 percent reported for the same period last year.

Earnings Call and Webcast Information

Individuals within the United States can access today’s earnings call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 18576757. In order to ensure a prompt start time, please dial into the call by 9:50am (Eastern). A replay of the teleconference will be available at 800/585-8367.  International callers can access the replay by calling 404/537-3406. The replay pass code is: 18576757. The replay will be available through April 04, 2013. In addition, a live Web cast will be available on SuperMedia’s Web site in the Investor Relations section at www.supermedia.com.

Basis of Presentation and Non-GAAP Financial Measures

For the readers’ convenience, the financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted non-GAAP results.  SuperMedia believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, SuperMedia believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that SuperMedia believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring SuperMedia’s performance, and SuperMedia believes that it is providing investors with financial measures that most closely align to its internal measurement processes.

###

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements.  These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and industry in general.  Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following:

(3)  Advertising sales for the nine months ended December 31, 2011 include negative adjustments of $11 million, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the nine months ended December 31, 2012 would have reflected a decline of 19.5 percent.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.

•                  the potential adverse impacts of failure to complete, or delay in completing, the proposed merger with Dex One Corporation (“Dex One”) as a result of obtaining consents from the stockholders and secured creditors of Dex One or the Company;

•                  the business uncertainties and contractual restrictions arising from the timing and closing of the proposed merger with Dex One, including the possible inability to consummate the proposed merger on the terms originally contemplated;

•                  the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the proposed merger may not be realized or may take longer to realize than expected;

•                  the risk that benefits from the transaction may be significantly offset by costs incurred in integrating Dex One and the Company;

•                  difficulties in connection with the process of integrating Dex One and the Company if the transaction with Dex One is consummated, including: coordinating geographically separate organizations; integrating business cultures, which could prove to be incompatible; difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel;

•                  the risks related to the impact either Dex One’s or the Company’s voluntary case under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to consummate the proposed merger (together, “Chapter 11 cases”) could have on the Company’s business operations, financial condition, liquidity or cash flow;

•                  the risks related to other parties objecting to the Chapter 11 cases and the resulting cost and expenses of delays in either Chapter 11 case;

•                  risks that the combined company will incur significant, non-recurring costs in connection with the administration of the Chapter 11 cases;

•                  our inability to provide assurance for the long-term continued viability of our business;

•                  reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue;

•                  declining use of print yellow pages directories by consumers;

•                  competition from other yellow pages directory publishers and other traditional and new media;

•                  our ability to anticipate or respond to changes in technology and user preferences;

•                  changes in our operating performance;

•                  limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit agreement;

•                  failure to comply with the financial covenants and other restrictive covenants in our credit agreement;

•                  limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings;

•                  changes in the availability and cost of paper and other raw materials used to print our directories;

•                  our reliance on third-party providers for printing, publishing and distribution services;

•                  credit risk associated with our reliance on small- and medium-sized businesses as clients;

•                  our ability to attract and retain qualified key personnel;

•                  our ability to maintain good relations with our unionized employees;

•                  changes in labor, business, political and economic conditions;

•                  changes in governmental regulations and policies and actions of federal, state and local municipalities; and

•                  the outcome of pending or future litigation and other claims;

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the reports we file with the Securities and Exchange Commission (the

“SEC”), including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2012 and in all subsequent filings with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. All forward-looking statements included in this release are expressly qualified in their entirety by these cautionary statements.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About SuperMedia

SuperMedia Inc. (NASDAQ: SPMD) helps small and medium-sized businesses grow through effective local marketing solutions across print, online, mobile and social media. SuperMedia provides a full range of solutions including: the award-winning SuperGuarantee® program, Superpages® directories, published for Verizon®, FairPoint® and Frontier®, Superpages.com®, EveryCarListed.com®, Superpages for your mobile and Superpages direct mail products. For more information, visit www.supermedia.com.

SPMD-G

SuperMedia Inc.	Schedule A
Consolidated Statements of Operations

Reported (GAAP)
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

(dollars in millions, except per share amounts)

	Year Ended	Year Ended
Unaudited	12/31/12	12/31/11	% Change

Operating Revenue	$1,354	$1,642	(17.5)

Operating Expense
Selling	345	435	(20.7)
Cost of sales (exclusive of depreciation and amortization)	325	408	(20.3)
General and administrative	87	220	(60.5)
Depreciation and amortization	157	172	(8.7)
Impairment charge	—	1,003	(100.0)
Total Operating Expense	914	2,238	(59.2)

Operating Income (Loss)	440	(596)	NM
Interest expense, net	170	227	(25.1)
Income (Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision for Income Taxes	270	(823)	NM

Reorganization items	(1)	(2)	(50.0)
Gains on early extinguishment of debt	51	116	(56.0)
Income (Loss) Before Provision for Income Taxes	320	(709)	NM
Provision for income taxes	97	62	56.5
Net Income (Loss)	$223	$(771)	NM

Basic and Diluted Earnings (Loss) per Common Share (1) (2)	$14.28	$(51.04)	NM
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Notes:

(1)         Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)         Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amount excluded from earnings per common share was $5 million for the year ended December 31, 2012.

SuperMedia Inc.	Schedule B
Consolidated Statements of Operations

Reported (GAAP)
Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011

(dollars in millions, except per share amounts)

	3 Mos. Ended	3 Mos. Ended
Unaudited	12/31/12	12/31/11	% Change

Operating Revenue	$312	$384	(18.8)

Operating Expense
Selling	84	101	(16.8)
Cost of sales (exclusive of depreciation and amortization)	76	96	(20.8)
General and administrative	9	54	(83.3)
Depreciation and amortization	38	41	(7.3)
Total Operating Expense	207	292	(29.1)

Operating Income	105	92	14.1
Interest expense, net	41	55	(25.5)
Income Before Reorganization Items, Gains on Early Extinguishment of Debt and Provision for Income Taxes	64	37	73.0

Reorganization items	—	(1)	(100.0)
Gains on early extinguishment of debt	—	116	(100.0)
Income Before Provision for Income Taxes	64	152	(57.9)
Provision for income taxes	19	14	35.7
Net Income	$45	$138	(67.4)

Basic and Diluted Earnings per Common Share (1) (2)	$2.92	$8.86	(67.0)
Basic and diluted weighted-average common shares outstanding	15.3	15.1

Notes:

(1)         Equity based awards granted had no impact on the calculation of diluted earnings per common share.

(2)         Net income allocated to participating securities (unvested restricted stock awards) which are eligible to receive dividend equivalents is excluded from the calculation of EPS. The amounts excluded from earnings per common share for the three months ended December 31, 2012 and December 31, 2011 was $1 million and $3 million, respectively.

SuperMedia Inc.	Schedule C
Reconciliation of Non-GAAP Measures

Year Ended December 31, 2012 and 2011

(dollars in millions)

Unaudited	Year Ended 12/31/12	Year Ended 12/31/11

Net Income (Loss) - GAAP	$223	$(771)
Add/subtract non-operating items:
Provision for income taxes	97	62
Interest expense, net	170	227
Reorganization items (5)	1	2
Gains on early extinguishment of debt (6)	(51)	(116)
Operating Income (Loss)	440	(596)
Depreciation and amortization	157	172
EBITDA (non-GAAP) (1)	597	(424)

Adjustments:
Severance costs/other (7)	2	23
Merger transaction costs (8)	5	—
Post-employment benefits amortization (9)	(58)	—
Impairment charge (10)	—	1,003
Adjusted EBITDA (non-GAAP) (2)	$546	$602

Operating Revenue	$1,354	$1,642

Operating Income (Loss) margin (3)	32.5%	-36.3%
Impact of depreciation and amortization	11.6%	10.5%
EBITDA margin (non-GAAP) (4)	44.1%	-25.8%
Impact of adjustments	-3.8%	62.5%
Adjusted EBITDA margin (non-GAAP) (4)	40.3%	36.7%

Notes:

(1)         EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)         Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs.

(3)         Operating Income (Loss) margin is calculated by dividing Operating Income (Loss) by Operating Revenue.

(4)         EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)         Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(6)         Gains on early extinguishment of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(7)         Severance costs are associated with headcount reductions. Other items included charges associated with a non-recurring vendor settlement and a facility exit costs both in 2011.

(8)         Merger transaction costs are costs associated with the proposed merger transaction with Dex One.

(9)         This adjustment includes a $64 million credit to expense related to a deferred pretax gain of $257 million ($161 million after-tax) associated with plan amendments to post-employment benefits and amortization of unrecognized net losses of $6 million related to other post-employment benefits.

(10)  Represents a non-cash impairment charge associated with the write down of goodwill.

SuperMedia Inc.	Schedule D
Reconciliation of Non-GAAP Measures

Three Months Ended December 31, 2012 and 2011

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11

Net Income - GAAP	$45	$138
Add/subtract non-operating items:
Provision for income taxes	19	14
Interest expense, net	41	55
Reorganization items (5)	—	1
Gains on early extinguishment of debt (6)	—	(116)
Operating Income	105	92
Depreciation and amortization	38	41
EBITDA (non-GAAP) (1)	143	133

Adjustments:
Severance costs/other (6)	—	6
Merger transaction costs (7)	3	—
Post-employment benefits amortization (8)	(29)	—
Adjusted EBITDA (non-GAAP) (2)	$117	$139

Operating Revenue	$312	$384

Operating Income margin (3)	33.7%	24.0%
Impact of depreciation and amortization	12.1%	10.6%
EBITDA margin (non-GAAP) (4)	45.8%	34.6%
Impact of adjustments	-8.3%	1.6%
Adjusted EBITDA margin (non-GAAP) (4)	37.5%	36.2%

Notes:

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)	Adjusted EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs.

(3)	Operating Income margin is calculated by dividing Operating Income by Operating Revenue.

(4)	EBITDA and Adjusted EBITDA margin is calculated by dividing EBITDA and Adjusted EBITDA by Operating Revenue.

(5)	Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code.

(6)	Severance costs are associated with headcount reductions. Other items included a facility exit charge in 2011.

(7)	Merger transaction costs are costs associated with the proposed merger transaction with Dex One.

(8)

This adjustment includes a $32 million credit to expense related to a deferred pretax gain of $257 million ($161 million after-tax) associated with plan amendments to post-employment benefits offset by the amortization of unrecognized net losses of $3 million related to other post-employment benefits.

SuperMedia Inc.	Schedule E
Consolidated Balance Sheets

Reported (GAAP)
As of December 31, 2012 and December 31, 2011

(dollars in millions)

Unaudited	12/31/2012	12/31/2011	$ Change

Assets
Current assets:
Cash and cash equivalents	$105	$90	$15
Accounts receivable, net of allowances of $39 and $59	119	147	(28)
Accrued taxes receivable	2	27	(25)
Deferred directory costs	128	155	(27)
Prepaid expenses and other	22	12	10
Assets held for sale	21	—	21
Total current assets	397	431	(34)
Property, plant and equipment	99	127	(28)
Less: accumulated depreciation	70	53	17
	29	74	(45)
Goodwill	704	704	—
Intangible assets, net	221	345	(124)
Pension assets	56	75	(19)
Other non-current assets	3	4	(1)
Total Assets	$1,410	$1,633	$(223)

Liabilities and Stockholders’ (Deficit)
Current liabilities:
Current maturities of long-term debt	$—	$4	$(4)
Accounts payable and accrued liabilities	109	126	(17)
Deferred revenue	66	82	(16)
Deferred tax liabilities	3	4	(1)
Other	17	18	(1)
Total current liabilities	195	234	(39)
Long-term debt	1,442	1,741	(299)
Employee benefit obligations	109	364	(255)
Non-current deferred tax liabilities	81	43	38
Unrecognized tax benefits	44	39	5

Stockholders’ (deficit):
Common stock ($.01 par value; 60 million shares authorized, 15,664,432 and 15,468,740 shares issued and outstanding in 2012 and 2011, respectively)	—	—	—
Additional paid-in capital	214	210	4
Retained (deficit)	(744)	(967)	223
Accumulated other comprehensive income (loss)	69	(31)	100
Total stockholders’ (deficit)	(461)	(788)	327
Total Liabilities and Stockholders’ (Deficit)	$1,410	$1,633	$(223)

SuperMedia Inc.	Schedule F
Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow
Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

(dollars in millions)

Unaudited	Year Ended 12/31/12	Year Ended 12/31/11	$ Change

Cash Flows from Operating Activities
Net Income (Loss)	$223	$(771)	$994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	157	172	(15)
Gains on early extinguishment of debt	(51)	(116)	65
Employee retirement benefits	(62)	14	(76)
Deferred income taxes	(23)	17	(40)
Provision for uncollectible accounts	19	64	(45)
Stock-based compensation expense	4	4	—
Impairment charge	—	1,003	(1,003)
Changes in current assets and liabilities
Accounts receivable and unbilled accounts receivable	16	(1)	17
Deferred directory costs	27	44	(17)
Other current assets	—	2	(2)
Accounts payable and accrued liabilities	(6)	(166)	160
Other, net	(16)	(22)	6
Net cash provided by operating activities	288	244	44

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(13)	(19)	6
Proceeds from sale of assets	—	1	(1)
Net cash used in investing activities	(13)	(18)	5

Cash Flows from Financing Activities
Repayment of long-term debt	(251)	(308)	57
Other, net	(9)	(2)	(7)
Net cash used in financing activities	(260)	(310)	50
Increase (decrease) in cash and cash equivalents	15	(84)	99
Cash and cash equivalents, beginning of year	90	174	(84)
Cash and cash equivalents, end of year	$105	$90	$15

Non-GAAP Financial Reconciliation - Free Cash Flow

Unaudited	Year Ended 12/31/12	Year Ended 12/31/11	$ Change

Net cash provided by operating activities	$288	$244	$44
Less: Capital expenditures (including capitalized software)	(13)	(19)	6
Free Cash Flow	$275	$225	$50

SuperMedia Inc.	Schedule G
Advertising Sales

(dollars in millions)

	3 Mos. Ended	3 Mos. Ended	3 Mos. Ended	Year Ended	Year Ended	Year Ended
Unaudited	12/31/12	12/31/11	12/31/10	12/31/12	12/31/11	12/31/10

Net Advertising Sales(1) (2)	$321	$397	$472	$1,216	$1,499	$1,795
% Change year-over-year	(19.1)%	(15.9)%		(18.9)%	(16.5)%

Notes:

(1)  Net advertising sales is an operating measure used by the Company to compare advertising sales for current advertising periods to corresponding sales for previous periods.  It is important to distinguish net advertising sales from operating revenue, which on our financial statements is recognized under the deferral and amortization method.

(2)  Advertising sales for the year ended December 31, 2011 include negative adjustments of $11 million, related to the financial distress and operational wind down of a single certified marketing representative in our third-party national sales channel.  Excluding this impact, advertising sales for the year ended December 31, 2012 would have reflected a decline of 19.5%.  As of June 2011, these accounts were transitioned to other certified marketing representative firms.